Exhibit 99.1

IR Blast — 2017/2018 RPM Results

Title: Dynegy Clears Significant Capacity in Recent PJM Capacity Auction

Members of the Financial Community,

Dynegy’s capacity clearing in the 2017/2018 PJM capacity auction increased by over 60% versus capacity that cleared in the 2013/2014 PJM capacity auction. Our efforts to expand transmission imports and the addition of an 80 MW uprate at our Kendall facility contributed to the significant increase. Almost 20% of our total generating capacity now participates in the PJM capacity market. We expect our participation in the PJM capacity market to increase further once we secure the second leg of 240 MWs of incremental import capacity later this year.

Capacity clearing in the 2013/2014 through 2017/2018 PJM capacity auction is as follows:

	2013/2014		2014/2015		2015/2016		2016/2017		2017/2018
Resource	MWs	$/MW-day	MWs	$/MW-day	MWs	$/MW-day	MWs	$/MW-day	MWs	$/MW-day
Kendall	1,008	$27.73	1,016	$125.99	1,033	$136.00	1,021	$59.37	1,188	$120.00
Ontelaunee	504	$226.15	492	$136.50	503	$167.46	503	$119.13	498	$120.00
Imports	0	$0.00	0	$0.00	301	$136.00	856	$59.37	847	$120.00

Please contact us if you have any questions.

Andy Smith

Managing Director, Investor Relations

Phone: 713-507-6466

Email: ir@dynegy.com